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                                                                   EXHIBIT 10(m)

                                    BIG LOTS

                             EXECUTIVE BENEFIT PLAN

                             EFFECTIVE JUNE 1, 2002

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         This booklet is a Summary Plan Description. It is intended to explain the benefits provided by the Big Lots Executive Benefit Plan. Your rights and benefits are determined in accordance with the provisions of the Plan, and your coverage is effective only if you are eligible for coverage and become and remain covered in accordance with the terms of the Plan.

         The benefits described in this booklet replace the coverage or benefits described in all booklets, certificates and riders previously issued to you by Big Lots, Inc. that describe similar types of benefits.

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                                TABLE OF CONTENTS

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                                                                 PAGE
Introduction.................................................      i

Schedule of Benefits.........................................      1

Eligibility and Effective Date of Coverage...................      2

Coverage For Certain Events..................................      5

Individual Termination of Coverage...........................      7

COBRA Continuation Coverage..................................      8

Executive Benefit Plan.......................................     11

Benefits Paid Under Other Plans..............................     12

Examples of Covered Items....................................     13

General Limitations..........................................     14

Glossary of Terms............................................     16

Coordination of Benefits With Group Plans and Medicare.......     25

Amendment, Modification or Termination.......................     28

Facility of Payment..........................................     28

Medical Case Management......................................     29

Right of Reimbursement.......................................     29

Claims Procedures............................................     30

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                                  INTRODUCTION

         The Executive Benefit Plan was designed to provide key executives and their families with additional protection against the high cost of health care. The Plan will reimburse 100% of all eligible medical, dental, and vision care expenses not reimbursed under the Big Lots Executive Benefit Plan.

         In addition to providing valuable medical expense coverage, the Plan represents an additional source of compensation. We are very pleased to provide these types of benefits.

         Any questions about the Executive Benefit Plan should be directed to the Director, Benefits and HRIS.

UNDER CURRENT IRS REGULATIONS, THE BENEFITS RECEIVED FROM THIS PLAN ARE TAXABLE AS INCOME.

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                              SCHEDULE OF BENEFITS

                             EFFECTIVE JUNE 1, 2002

                    (ASSOCIATES AND ALL ELIGIBLE DEPENDENTS)

                         EXECUTIVE MEDICAL CARE BENEFITS

MAXIMUM BENEFIT PER BENEFIT YEAR
PER COVERED FAMILY UNIT..................................................$40,000

    Expenses for hospital and medical services and supplies are included for coverage under this Plan only if they are necessary medical services as defined herein.

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                   ELIGIBILITY AND EFFECTIVE DATE OF COVERAGE

ELIGIBLE ASSOCIATE

         All regular full-time associates who have been approved as eligible by Big Lots, Inc. as full Vice-Presidents and above are eligible to participate in the Plan on the first day of full-time employment. The covered associate must enroll for coverage in the Company's Comprehensive Medical and Dental Plan by completing an Enrollment Form and agreeing to required contributions for that coverage.

         All eligible associates who are enrolled on the effective date of the Plan will be covered on that date, provide they are actively working. If an associate becomes eligible for this coverage due to a promotion, this coverage will then be effective on the date of the promotion.

         An associate who is not actively at work on his effective date of coverage will not be covered until the date he returns to active employment. An associate who is not actively at work because of medical disability or other health conditions on his effective date of coverage, however, will NOT be subject to the actively at work requirements.

EFFECTIVE DATE FOR BENEFIT CHANGES

         If an associate is hospital confined on the effective date of any revision in Plan benefits, all charges incurred during that confinement will be considered at the level of benefits in effect on the date his hospital confinement commenced. If the associate is not actively at work due to medical disability on the effective date of the revision in benefits but

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is NOT hospital confined, charges will be considered at the level of benefits in effect on the date charges were incurred.

ELIGIBLE DEPENDENT

         Eligible dependents include the eligible associate's legal spouse, unless divorced or legally separated, and all children under nineteen (19) years of age, provided the children have never been married and are dependent upon the eligible associate for support and maintenance. The term "children" shall include:

         1)       Natural children and legally adopted children;

         2) Children placed by court order in the associate's home pending final adoption proceedings;

         3) Step-children living with the eligible associate in a regular parent-child relationship;

         4) Other children for whom the eligible associate has legal guardianship who are living with the eligible associate in a regular parent-child relationship; and

         5) Any child of an eligible associate covered under the Plan who is determined to be an eligible dependent under a qualified medical child support order (QMCSO) or a national medical support notice (NMSN), as defined herein.

         In addition to the above, children will be considered as eligible dependents from age nineteen (19) to age twenty-five (25) if they are attending on a full-time basis an accredited high school, college, university or other institution offering high school or post high school education, have never been married, and are dependent upon the eligible associate for support and maintenance.

         A child who is physically or mentally incapable of self-support upon attaining the age limit may be considered as an eligible dependent while remaining incapacitated, never having been married, and continuously covered under the Plan. To continue coverage of a child under this provision, proof of incapacity must be submitted to the Claims

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Administrator within thirty (30) days after the child's attainment of the age limit. If approved, proof of continuing incapacity may be required from time to time.

         Newborn children are eligible for coverage under the Plan from birth (including hospital nursery charges and pediatric examinations for a healthy newborn) provided that the associate has dependent coverage in effect at the time of the child's birth or has elected dependent coverage within thirty (30) days following birth of the child. The associate must notify the General Offices within thirty (30) days following the birth of the child to add that child to the Plan.

         The Plan will recognize a qualified medical child support order (QMCSO) or a national medical support notice (NMSN), as defined, for purposes of providing coverage to dependent children. Such order must be sent to the Plan Administrator who will notify the eligible associate named in the order and each alternate recipient (a child of an eligible associate who is recognized in the QMCSO or NMSN as having the right to enroll in the Plan) that a medical child support order (MCSO) has been received and the Plan procedures for determining if it is a "qualified" MCSO. The Plan Administrator must notify each person specified in the MCSO as to their eligibility for coverage and must allow the alternate recipient to designate a representative to receive Plan communications.

         The term "eligible dependent" shall not include anyone who is covered as an eligible associate or any dependent child who has ever been married. Also, if both parents are employed by the Company, children will be covered only as dependents of one (1) parent.

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EFFECTIVE DATE FOR DEPENDENTS

         An eligible dependent who is enrolled after the effective date of this Plan will become covered on the same date as the eligible associate or the date such dependent is acquired, whichever is later.

                           COVERAGE FOR CERTAIN EVENTS

LAYOFF

         If an eligible non-exempt full-time associate is laid off, coverage will terminate on the date layoff commences. Coverage will again become effective the date the eligible associate returns to work following the layoff. "COBRA Continuation Coverage" outlines continued coverage provisions.

MEDICAL LEAVE OF ABSENCE

         If an eligible associate is on a Company-approved medical leave of absence, as certified by a physician, while covered under this Plan, coverage may be continued for a maximum of twenty-six (26) weeks from the date the medical leave of absence or short term disability commences, whichever circumstance occurs first, subject to payment of any required contributions. "COBRA Continuation Coverage" outlines continued coverage provisions.

MILITARY LEAVE OF ABSENCE

         If an eligible associate is on a military leave of absence, coverage will continue for a maximum of thirty-one (31) days from the date of his leave as provided under the terms of the Uniformed Services Employment and Reemployment Rights Act (USERRA), and will be reinstated on the date the eligible associate returns to work.

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PERSONAL LEAVE OF ABSENCE (NON-FMLA)

         If an eligible associate is granted a Company-approved personal leave of absence, coverage may be continued for a maximum of ninety (90) days.

         This provision does not apply to any leave requested under the terms of the Family and Medical Leave Act of 1993 (FMLA) as outlined below. Additional coverage is available under the section entitled "COBRA Continuation Coverage".

FMLA LEAVE OF ABSENCE

         An unpaid leave of absence may be taken for a maximum of twelve (12) weeks during any 12-month period under the group health plan by a covered associate who has completed at least one year of employment and 1,250 hours with the Company during the previous twelve (12) months.

         The Family and Medical Leave Act requires employers who have at least fifty (50) associates within seventy-five (75) surface miles to provide unpaid, job-protected leave at the same level of contribution required for the group health plan prior to leave for the following reasons:

         1) To care for a covered associate's child after birth, or for placement for adoption or foster care;

         2) To care for the covered associate's spouse, child, or parent who has a serious health condition; or

         3) For a serious health condition that renders the associate unable to perform his job. This twelve-week continuation will be included in the twenty-six (26) week continuation provided under "Medical Leave of Absence."

         Certain kinds of PAID leave, including paid vacation, may be substituted for unpaid leave. Also, any period of coverage provided for disability under "COVERAGE FOR CERTAIN EVENTS" may run concurrently with this FMLA leave.

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         A "serious health condition" is defined as an illness, injury, impairment or physical or mental condition that involves:

         a) Any period of incapacity or treatment connected with inpatient care (i.e., an overnight stay) in a hospital, hospice, or residential medical care facility;

         b)       Any period of incapacity requiring absence of more than three
                  (3) calendar days from work, school, or other regular daily activities that also involves continuing treatment by (or under the supervision of) a health care provider; or

         c) Continuing treatment by (or under the supervision of) a health care provider for a chronic or long-term health condition that is incurable or so serious that, if not treated, would likely result in a period of incapacity of more than three (3) calendar days, and for prenatal care.

         The covered associate may be required to provide advance leave notice and medical certification issued by a health care provider prior to leave. Taking a leave may be denied if requirements are not met. The associate ordinarily must provide thirty (30) days advance notice when the leave is "foreseeable."

         An employer's obligation to maintain health coverage ends if required contributions are more than thirty (30) days late. The Company may require medical certification to support a request for leave because of a serious health condition, and may require a second or third opinion (at the employer's expense) as well as a fitness for duty report to return to work.

         The Human Resources Department should be contacted for additional details on the Family and Medical Leave Act.

                       INDIVIDUAL TERMINATION OF COVERAGE

         The coverage of any covered person under the Plan shall terminate the earliest of the following dates:

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         1)       The date of termination of the Plan, the date certain benefits terminate, or the date the associate is no longer an eligible associate;

         2) The date a covered person becomes a full-time member of the Armed Forces of any country, except as specifically provided under "COVERAGE FOR CERTAIN EVENTS";

         3) The beginning of a period of coverage for which any required contribution is not paid;

         4) The date an active covered associate or his eligible covered dependent spouse elects Medicare as the primary plan of benefits;

         5) The date a covered associate's employment terminates, except as provided under the previous section entitled "COVERAGE FOR CERTAIN EVENTS" and as outlined under "COBRA CONTINUATION COVERAGE";

         6) With respect to a covered dependent, the date coverage terminates for the covered associate or the date such dependent no longer meets the qualifications of an eligible dependent, except as outlined under "COBRA CONTINUATION COVERAGE."

                           COBRA CONTINUATION COVERAGE
                (CONSOLIDATED OMNIBUS BUDGET RECONCILIATION ACT)

         A covered associate and/or any covered dependent may elect to continue coverage under the Plan at his own expense for up to eighteen (18) months from the date of one of the following qualifying events:

         a) Voluntary or involuntary termination of employment of the covered associate (other than for gross misconduct);

         b) A layoff or approved leave of absence of the covered associate; or

         c)       A reduction in work hours for the covered associate.

         Coverage must be elected within sixty (60) days from the later of the date coverage terminates or the date written notice of the right to elect continuation coverage is sent. Payment for the cost of continuation coverage is due by the first of the month for each month of coverage, and coverage will cease if the monthly payment is not received within thirty (30) days of the date it was due. Payment for the full cost of coverage for the period

                                       8

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from when coverage was lost through the date of election must be made within forty-five (45) days after the election.

         ANY PERIOD OF COVERAGE PROVIDED UNDER COVERAGE FOR CERTAIN EVENTS, EXCEPT FOR LAYOFF, APPROVED PERSONAL LEAVE OF ABSENCE OR FMLA LEAVE, SHALL BE CREDITED TO THIS 18-MONTH CONTINUATION COVERAGE REQUIREMENT.

         A covered dependent may elect to continue coverage under the Plan at his own expense for up to a maximum of thirty-six (36) months from the date of one of the following qualifying events:

         a)       The death of the covered associate;

         b) Loss of eligibility as a covered dependent as defined in the Plan;

         c)       Divorce or legal separation of the covered associate;

         d) The covered associate becoming entitled to primary Medicare benefits; or

         e) A filing for reorganization under Chapter 11 of the Bankruptcy Code by the Company in the case of a surviving spouse and/or dependent child(ren) of a deceased retired associate.

         Coverage must be elected within sixty (60) days from the later of the date coverage terminates or the date written notice of the right to elect continuation coverage is sent. Payment for the cost of continuation coverage is due by the first of the month for each month of coverage, and coverage will cease if the monthly payment is not received within thirty (30) days of the date it was due. Payment for the full cost of coverage for the period from when coverage was lost through the date of election must be made within forty-five
(45) days after the election.

         The covered associate or dependent is responsible for notifying the Company within sixty (60) days of the events outlined in items "b" and "c" above. Failure to do so will result in the loss of the covered dependent's right to elect COBRA continuation coverage.

                                       9

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         A child who is born to or placed for adoption with the covered associate during a period of COBRA coverage will be eligible to become covered as a dependent. In accordance with the terms of the Plan and federal law requirements, these new dependents may be added to COBRA coverage upon proper notification to the Plan Administrator of the birth or adoption.

COBRA DISABILITY CONTINUATION

         Covered associates and dependents entitled to elect continuation coverage outlined above, as a result of an associate's termination of employment or reduction in hours, may extend their coverage from eighteen (18) to twenty-nine (29) months if the covered associate or dependent is disabled (as defined under Title II or Title XVI of the Social Security Act) at the time of employment termination or reduction in hours or within the first sixty (60) days of COBRA Continuation Coverage. The covered associate or dependent must notify the Personnel Office within sixty (60) days of the Social Security disability determination and before the end of the normal eighteen (18) month coverage period. Beginning with the nineteenth month, the cost of the continuation coverage will increase by 50%.

         The covered associate or dependent is also responsible for notifying the Company within thirty (30) days after a final determination has been made by Social Security that the covered person is no longer disabled. Continuation coverage may be terminated on the first day of the month that is more than thirty (30) days after the final determination that the covered person is no longer disabled or on the date the individual becomes entitled to Medicare benefits, if sooner.

                                       10

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TERMINATION OF COBRA COVERAGE

         Any COBRA continuation coverage made available above will cease if:

         a) The Company no longer provides group health coverage to any of its associates;

         b) After payment has begun, a covered associate or dependent fails to make the full payment when due or within the 30-day grace period allowed by law;

         c) The covered associate or dependent becomes entitled to Medicare after COBRA coverage has been elected. However, coverage for dependents not eligible for Medicare will not cease but will instead be extended for up to an additional eighteen (18) months or thirty-six (36) months total from the date of the original loss of coverage if due to termination or a reduction in hours. COBRA coverage may be added if Medicare coverage was in effect for the covered person prior to the COBRA qualifying event;

         d) The covered associate or dependent becomes covered (as an associate or otherwise) under another group health plan after COBRA coverage herein has been elected, unless that plan contains any exclusion or limitation in regard to a pre-existing condition that is not waived by reason of prior Creditable Coverage (HIPAA).

         The Plan Administrator should be contacted for additional details concerning COBRA continuation coverage.

                             EXECUTIVE BENEFIT PLAN

         Benefits are payable under this Plan for eligible health care expenses incurred by a covered person while covered under this Plan. Eligible health care expenses are expenses incurred by a covered person in excess of benefits paid under other plans during the benefit year as explained below. The amount of a covered associate's and his dependent's health care expenses shall not exceed the Maximum Family Benefit shown in the Schedule of Benefits during any calendar year.

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ELIGIBLE HEALTH CARE

         Eligible health care expenses include expenses of medical care (as defined and as allowed as a deduction by Section 213 of the Internal Revenue Service Code of 1954, as amended) incurred by the covered person or for which the covered person becomes obligated on behalf of his dependents. Medical care, as defined by the IRS under Section 213, means:

         a) Amounts paid for the diagnosis, cure, treatment, or prevention of illness or for the purpose of affecting any structure or function of the body; and

         b) Amounts paid for transportation primarily for and essential to such medical care.

         Contributions for the Company's Comprehensive Medical and Dental Plans, however, and medical expenses that would be reimbursable or payable under the Company's Comprehensive Medical Plan, the spouse's group health plan, group dental and vision plans, Workers' Compensation and Dental Plans are not covered under this Plan.

BENEFITS PAID UNDER OTHER PLANS

         Any benefits payable during a benefit year for a covered associate and/or his dependents under the Company's Comprehensive Medical Plan, the spouse's group health plan, group dental and vision plans, Workers' Compensation and other governmental programs are considered benefits paid under other plans and will not be eligible for payment under this Plan. Deductibles and co-payments under these other plans, however, will be eligible for reimbursement under this Plan, as will amounts exceeding maximums specified in the Comprehensive Medical Plan.

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EXAMPLES OF COVERED ITEMS

         The following medical services, supplies, or expenses performed or prescribed by a physician or surgeon licensed to practice medicine are some of the items which will be considered for payment under this Plan. This list is not intended to exclude other items of medical care that would be considered under IRS Section 213.

         1) Services of physicians and surgeons, including specialists and midwives;

         2) Medically necessary room and board and other hospital services required for medical or surgical care or treatment in a legally constituted hospital, including charges for accommodation in intensive care and other special care units;

         3)       Oxygen, anesthesia and their administration;

         4)       X-rays and other diagnostic laboratory procedures;

         5)       Radiation therapy, chemotherapy and kidney dialysis;

         6) Room and board charges by a Skilled Nursing Facility either following a hospital confinement or when recommended by a physician as medically necessary care;

         7) Drugs and medicines, including vitamins and iron supplements which:

                  a)       Require a prescription by a physician to dispense;
                           and

                  b) Are approved by the United States Food and Drug Administration for general use in treating the illness or injury for which they are prescribed;

         8) Dental services and supplies for charges made by or under the supervision of a dentist in connection with preventive or therapeutic dental care (including orthodontia);

         9)       Vision Care Expenses:

                  a) Vision Examination - A vision examination only when performed by a physician or optometrist;

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                  b)       Lens, Lenses - Lenses, including contact lenses and
                  lenses for sun glasses only when prescribed by a physician or optometrist, and charges for oversize lenses and tinted lenses;

                  c) Frame - A frame only when such frame is for use with a lens or set of lenses which is prescribed by a physician or optometrist; and

                  d) Radial keratotomy and any similar surgery to correct vision defects.

         10) Hearing aids and examinations for the prescription and fitting thereof;

         11) Charges for medically necessary transportation primarily for and essential to medical care; and

         12) Lodging while away from home primarily for and essential to medical care, if:

                  a) Medical care is provided by a physician in a licensed hospital or in a facility which is related to, or the equivalent of, a licensed hospital; and

                  b) There is no significant element of personal pleasure, recreation or vacation in the travel away from home.

                               GENERAL LIMITATIONS

         No benefits shall be payable under the Plan with respect to:

         1) Any charges incurred due to injury or illness resulting from or sustained as a result of being engaged in an illegal occupation; commission or attempted commission of an assault or felonious act;

         2) Any charges incurred due to injury or illness resulting from duty as a member of the Armed Forces of any state or country, war or act of war, declared or undeclared;

         3) Any service or supply for care or treatment provided or furnished by the United States Government, or any service or supply for care or treatment provided or furnished by any state or local government when without this coverage the associate would not be required to make payment, EXCEPT:

                  a) Treatment rendered United States veterans for non-service related injury or illness in Veterans Administration hospitals; or

                  b) Inpatient hospital charges for treatment rendered to military retirees and their eligible dependents while confined in a military hospital;

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         4)       Any charges incurred as the result of injury caused by
                  participation in civil insurrection or a riot;

         5) Any charges incurred for illness or injury which would entitle the covered person to any benefits under a Workers' Compensation Act or similar legislation, or which are due to any occupation or employment for wage or profit;

         6)       Any charges for cosmetic surgery, EXCEPT:

                  a)       As the result of an accidental injury;

                  b) Due solely to cosmetic surgery for repair of defects resulting from surgery and as outlined for mastectomy under "All Other Covered Medical Expenses" under the Comprehensive Medical Plan;

                  c) Due solely to congenital defect of a covered dependent child;

         7) Any services or supplies which are not prescribed or recommended by a physician acting within the scope of his license;

         8) Any charges incurred for pregnancy or pregnancy related medical conditions EXCEPT for female associates and covered female dependent spouses;

         9) Any charges in connection with any treatment, therapy, teaching technique or program for remedial education or habilitative or rehabilitative training which is principally intended to overcome, compensate for, or improve any non-organic learning impairment;

         10) Any charges for custodial or domiciliary care, rest cures, convalescent care, a place for the aged, or charges for education and training (including occupational or job related training);

         11) Any charges for services not medically necessary for the active treatment of the condition, EXCEPT as specified;

         12) Any charges for or in connection with experimental procedures or treatment not approved by the American Medical Association or the appropriate Medical Specialty Society;

         13) Any charges for hospitalization to avoid incarceration or a fine, EXCEPT when medically necessary;

         14) Any charges incurred due to the second or additional occurrences of an intentionally self-inflicted injury and any attempts to commit suicide or complications arising out of the attempt(s) unless due to a medical condition or domestic violence;

         15) Any charges for services and supplies provided through a medical department, clinic or other facility provided by or maintained by the employer, or a medical clinic or similar facility for which services or supplies are or should be available without charge to the covered person;

         16) Any charges which the covered person has no legal obligation to pay or for charges which would not have been made if the person did not have coverage under this Plan; and

         17) Any charges eligible for reimbursement under any group pre-payment plan or any other group health or insurance plan.

                                GLOSSARY OF TERMS

ADVERSE BENEFIT DETERMINATION

         An Adverse Benefit Determination means any denial or failure to make payment, in whole or in part, in response to a claim properly submitted to the Claims Administrator, including determination of a person's eligibility to participate in the Plan, any failure to provide or make payment due to utilization review, and a denial of an item or service which is determined to be experimental, investigational or not medically necessary.

ALCOHOLISM TREATMENT FACILITY

         An alcoholism treatment facility is a facility that::

         1) Is approved by the Joint Commission on Accreditation of Healthcare Organizations or is certified by the Department of Health;

         2)       Has in effect plans for utilization and peer review; and

         3)       Has in effect a program for detoxification or rehabilitation.

         "Residential alcoholism treatment facility" shall mean a facility as herein defined that operates twenty-four (24) hours a day and seven (7) days a week.

         "Outpatient alcoholism treatment facility" shall mean a facility as herein defined that provides services to ambulatory patients during designated hours and/or specified days.

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ASSIGNMENT OF BENEFITS

         An assignment of benefits is written authorization by the eligible associate for the Claims Administrator to pay benefits directly to the provider of service.

BENEFIT YEAR

         A benefit year is a period of twelve (12) consecutive months beginning with December 1 and ending November 30th.

BOARD CERTIFIED SPECIALIST

         A board-certified specialist is a physician who holds the rank of Diplomat of an American Board (M.D.) or Certified Specialist (D.O.).

CALENDAR YEAR

         A calendar year is a period of twelve (12) consecutive months beginning with January 1 and ending December 31st.

CLAIMS ADMINISTRATOR

         Employee Benefit Management Corp., a professional claims administrator, administers the claims.

COMMUNITY MENTAL HEALTH FACILITY

         A community mental health facility is a facility that:

         1) Is approved by the Joint Commission on Accreditation of Healthcare Organizations or certified by the applicable State Department of Mental Health and Mental Retardation;

         2) Is approved by a regional health planning agency or is providing services under the applicable state statute; and

         3) Has in effect a plan for utilization review and for peer review.

COMPANY

         The Company is Big Lots, Inc. and any subsidiary or affiliate that has elected to participate in the Trust.

COSMETIC SURGERY

         Cosmetic surgery is the surgical alteration for the improvement of the covered person's appearance, rather than improvement or restoration of bodily functions.

COVERED FAMILY

         A covered family is an eligible associate who is at the level of Vice-President or above, who completes an Enrollment Form, his eligible dependents, and any former

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covered associates and their dependents who have elected family COBRA continuation coverage.

COVERED PERSON

         A covered person is an eligible associate who completes an Enrollment Form, his eligible dependents, if the eligible associate elects dependent coverage, and any former covered associates or dependents who have elected COBRA continuation coverage.

CUSTODIAL CARE

         Custodial care means any type of service including room and board and other institutional services which are designed essentially to assist the covered person, whether disabled or not, in the activities of daily living. Such services include assistance in walking or getting in and out of bed, bathing, dressing, feeding, preparation of special diets or supervision over medication that can normally be self-administered.

DAY TREATMENT PROGRAM

         A day treatment program is any outpatient treatment program accredited by the Joint Commission on Accreditation of Healthcare Organizations which is recommended by the attending physician for treatment of mental illness, nervous disorders, alcoholism or drug dependency and which takes place at least five (5) days per week for a minimum of six (6) hours per day. Such program must be under the direct supervision of a licensed psychologist or psychiatrist and may include both individual and group therapy, as well as family counseling by certified counselors if medically necessary, but shall not include any diversional therapy, marital counseling or court-ordered care.

DENTAL HYGIENIST

         A dental hygienist is a person who is legally licensed to practice dental hygiene in the state in which he performs dental services provided he is acting within the scope of his license and is working under the supervision and direction of a dentist.

DENTAL SERVICE

         Dental service includes care and procedures rendered by dentists for diagnosis or treatment of dental disease, injury, or abnormality based on valid dental need according to accepted standards of dental practice.

DENTIST

         A dentist is a person who is legally licensed to practice dentistry in the state in which he performs dental services, provided he is acting within the scope of his license.

EFFECTIVE DATE

         The original effective date of the Plan was June 1, 1989; this revision is effective June 1, 2002.

ELECTIVE SURGERY

         Elective surgery is any non-emergency surgical procedure which may be scheduled at the convenience of the patient without jeopardizing the patient's life or causing serious impairment to the patient's bodily functions.

EXPERIMENTAL, INVESTIGATIONAL OR UNPROVEN

         Experimental, investigational or unproven care means medical, surgical, psychiatric, substance abuse, or other health care technologies, treatment, diagnostic procedures, drug therapies or devices that are determined by the Plan (at the time it makes a determination regarding coverage in a particular case ) to be:

         1) Not approved by the U.S. Food and Drug Administration (FDA) to be lawfully marketed for the proposed use;

         2) Subject to review and approval by the treating facility's Institutional Review Board for the proposed use; or

         3) The subject of an ongoing clinical trial that meets the definition of a Phase 1, 2 or 3 Clinical Trial set forth in the FDA regulations regardless of whether the trial is actually subject to FDA oversight; or

         4) Not demonstrated through prevailing peer-reviewed medical literature to be safe and effective for treating or diagnosing the condition, illness or diagnosis for which its use is proposed.

FREE-STANDING SURGICAL OR EMERGENCY CARE FACILITY

         A free-standing surgical or emergency care facility is a facility which is constituted, licensed and operated in accordance with the laws of legally authorized agencies responsible for medical institutions and which:

         1) Has emergency facilities and/or permanent operating rooms and at least one (1) recovery room and all necessary equipment for use before, during, and after surgery;

         2) Is supervised by an organized medical staff, including registered nurses (R.N.) available for care in an operating or recovery room;

         3) Has a contract with at least one (1) nearby hospital for immediate acceptance of patients who require hospital care following care in the free-standing surgical or emergency care facility; and

         4) Is other than a private office or clinic of one (1) or more doctors.

HOME HEALTH CARE AGENCY

         A home health care agency is a public or private agency or organization, or a subdivision thereof that:

         1) Is primarily engaged in providing skilled nursing and other therapeutic services;

         2) Has policies established by associated professional personnel, including one (1) or more physicians and one (1) or more registered nurses (R.N.) to govern the services provided under the supervision of such physician or nurse;

         3)       Maintains clinical records on all patients; and

         4) In cases where the applicable state or local law provides for the licensing of agencies or organizations of this nature, the latter are licensed or approved by the state or local law as meeting the standards established for such licensing.

         In no event, will the term "home health care agency" include one that is engaged primarily in the care and treatment of mental illness or provides primarily custodial care.

HOME HEALTH CARE AIDE

         A home health care aide is an individual who provides medical or therapeutic care and who reports to and is under the direct supervision of a home health care agency.

HOME HEALTH CARE PLAN

         A home health care plan is a plan for home care and treatment established and approved in writing by a physician who certifies that the individual would require confinement in lieu of the care and treatment specified in the Plan.

HOSPICE

         A hospice is a facility which is engaged primarily in providing hospice services to terminally ill persons and which meets all the requirements set forth below:

         1) It has obtained any required state or government certificate of need approval;

         2)       It is under the supervision of a duly qualified physician;

         3) It provides twenty-four (24) hour a day, seven (7) day a week service;

         4)       It has a full-time administrator;

         5) It has a nurse coordinator who is a registered nurse (R.N.) with four (4) years of full-time clinical experience, at least two (2) of which involved caring for terminally ill patients;

         6) It has a social-service coordinator licensed in the jurisdiction where located;

         7)       It maintains written records of services on all patients;

         8) It is established and operated in accordance with the applicable laws in the jurisdiction where located, is licensed and approved by the regulatory authority having responsibility for licensing under the law; and

         9) Its employees are bonded and it provides malpractice and malplacement insurance.

HOSPITAL

         A hospital is an institution which is engaged primarily in providing medical care and treatment of sick and injured persons on an inpatient basis at the patient's expense and which meets all the requirements set forth below:

         1) It maintains permanent and full-time facilities for bed care of resident patients;

         2) It maintains, on the premises, diagnostic and therapeutic facilities for surgical and medical diagnosis and treatment of sick and injured persons by or under the supervision of a staff of duly qualified physicians;

         3) It continuously provides, on the premises, twenty-four (24) hour a day nursing service by or under the supervision of registered graduate nurses; and

         4) It is operated continuously with organized facilities for operative surgery on the premises and is operating lawfully as a hospital in the jurisdiction where located. However, the requirements of facilities for surgery shall not apply to an acute rehabilitation facility or to a qualified psychiatric institution.

         The term "hospital" may also include a free-standing surgical or emergency care facility but does not include a hotel, rest home, nursing home, convalescent home, or facility for custodial care of the mentally ill or of the aged.

ILLNESS

         An illness is a mental or physical disease or infirmity. For the purpose of coverage under this Plan, pregnancy and pregnancy related medical conditions will be treated the same as an illness.

INJURY

         An injury is a non-occupational accidental injury that causes trauma to the body through unexpected external means.

INTENSIVE OUTPATIENT TREATMENT PROGRAM

         An intensive outpatient treatment program is any outpatient treatment program accredited by the Joint Commission on Accreditation of Healthcare Organizations which is recommended by the attending physician for treatment of mental illness, nervous disorders, alcoholism or drug dependency, which takes place at least three (3) but not more than five (5) evenings per week for a minimum of three (3) hours per evening. Such program must be under the direct supervision of a licensed psychologist or psychiatrist and may include both individual and group therapy, as well as family counseling by certified counselors if medically necessary, but shall not include any diversional therapy, marital counseling or court-ordered care.

MEDICAL CHILD SUPPORT ORDER

         A medical child support order (MCSO) is any court judgment, decree, or order (including a court's approval of a domestic relations settlement agreement) that:

         1) Provides for child support related to health benefits with respect to the child of a group health plan participant, or requires health benefit coverage of such child in such plan, and is ordered under state domestic relations law, or

         2) Enforces a state medical child support law enacted under Sec. 1908 of the Social Security Act with respect to a group health plan.

MIDWIFE

         According to the International Confederation of Midwives, World Health Organization, and Federation of International Gynecologists and Obstetricians, a midwife means a person who, having been regularly admitted to a midwifery educational program, is fully recognized in the country in which it is located, has successfully completed the prescribed course of studies in midwifery, and has acquired the requisite qualifications to be registered and/or legally licensed to practice midwifery.

NATIONAL MEDICAL SUPPORT NOTICE

         A national medical support notice (NMSN) is a notice completed under an order issued by a state child support agency and is acceptable under ERISA in lieu of a Qualified Medical Child Support Order for adding a child under the Plan for medical and/or other coverage and which contains one or more of the following:

         1)       The name of the issuing agency;

         2) The name and mailing address of an employee who is a participant in the Plan and eligible for participation under the Plan, who is a non-custodial parent obligated by a State court or administrative order to provide medical child support for one or more children named in the Notice;

         3) The name and mailing address of one or more alternate recipient(s); and 4) The family group health care coverage required by the order is identifies and available.

         The employer must transfer Part B of the notice to the Plan Administrator within twenty (20) business days, and the Plan Administrator must complete and return the notice to the issuing agency within twenty (20) business days of receipt of the NMSN. Notification will be sent to the custodial and/or non-custodial parent whose coverage is the basis of the NMSN and from whom any necessary employee contributions will be withheld as determined under Part A of the notice.

NECESSARY MEDICAL SERVICES

         Necessary medical services, procedures, or levels of care are those health services, supplies or drug therapies which are determined by the Plan to be medically necessary to meet the health needs of a covered person according to the benefits available in this Summary Plan Description.

         Determination of necessary medical services is made on a case-by-case basis and considers several factors including, but not limited to, the standards of the medical community. The fact that a physician has performed or prescribed a procedure or treatment, or the fact that it may be the only available treatment of a particular injury or illness does not mean that it is medically necessary. In addition, the service must, in the Plan's judgment be:

         1) Consistent with the diagnosis of and prescribed course of treatment for the covered person's injury or illness;

         2)       Necessary to treat the covered person's injury or illness;

         3) Required for reasons other than the convenience of the covered person or his physician, or not required for custodial, comfort or maintenance reasons; and

         4) Rendered at the frequency that is accepted by the medical community and in accordance with the Plan's guidelines.

PHYSICIAN

         A physician is a person duly licensed under the governing authority to perform the services rendered for benefits covered under the Plan. Should such person be other than a Medical Doctor (M.D.), Doctor of Osteopathy (D.O.), or Doctor of Dental Surgery (D.D.S.), and the licensing requirements of the applicable jurisdiction require that such person be recognized as a provider to the extent that he is performing services within the scope of his license, such services will be recognized under the Plan.

PLAN

         The Plan means the benefits and provisions for payment of benefits as set forth in the Big Lots Executive Benefit Plan adopted by the Trustees.

POST-SERVICE CLAIM

         A Post-Service Claim is any claim that is not a Pre-Service Claim. A post-service claim includes a claim that contains re-priced claims amounts, if applicable.

PRE-SERVICE CLAIM

         A Pre-Service Claim is any claim that relates to treatment that must be pre-certified or pre-approved under the terms of the Plan.

QUALIFIED MEDICAL CHILD SUPPORT ORDER

         A qualified medical child support order (QMCSO) is an MCSO that specifies:

         1) The name and last known mailing address of the eligible associate to whom the MCSO relates;

         2) The name and address of each child of the eligible associate ("alternate recipient") covered by the MCSO;

         3) A reasonable description of the type of coverage to be provided by the group health plan or the manner in which coverage will be determined; and

         4)       The period for which coverage must be provided.

         In addition, the MCSO is "qualified" only if it does not require the group health plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, except to the extent required by law.

SECOND SURGICAL OPINION/THIRD SURGICAL OPINION

         A second (or third) surgical opinion is an opinion of a physician or surgeon based on his examination of the patient, of the advisability of an elective surgical procedure after another licensed physician has recommended surgery, but prior to the performance of the surgery.

SKILLED NURSING FACILITY

         A skilled nursing facility is an institution or distinct part of an institution which:

         1) Is licensed pursuant to the law or approved by the appropriate authority;

         2) Provides twenty-four (24) hour nursing care for sick and injured patients on an inpatient basis;

         3) Has nursing care and service policies developed with the advice of and subject to review by professional personnel;

         4) Has a physician, registered nurse or other medical staff responsible for the execution of such policies;

         5) Requires every patient to be under the care of a physician and makes a physician available to furnish medical care in case of emergency;

         6) Maintains clinical records on all patients, has appropriate methods for dispensing drugs and medicines and has at least one (1) registered nurse employed on a full-time basis; and

         7) Provides for a group of physicians to periodically review medical necessity for admissions, continuation of confinements, duration of stay and adequacy of care.

         The term "skilled nursing facility" shall not include an institution that is primarily for custodial care.

TOTALLY DISABLED

         Totally disabled means that the covered person is under the regular care of a physician and is unable to perform any and every duty of his occupation and is not employed for wage or profit. If the covered person is not employed, totally disabled means that he is unable to perform any of the normal activities of a person of like age and sex in good health.

URGENT CARE CLAIM

         An Urgent Care Claim is any claim for treatment that, if delayed, could seriously jeopardize the life or health of the patient, would limit the ability of the claimant to regain maximum function, or would subject the patient to severe pain that could not be adequately managed without the treatment that is the subject of the claim.

                            COORDINATION OF BENEFITS
                          WITH GROUP PLANS AND MEDICARE

         The Plan has been designed to help meet the cost of illness or injury. Since it is not intended that greater benefits be received than the actual medical expenses incurred, the amount of benefits payable under the Plan will take into account any coverage under other Plans and be coordinated with the benefits of the other Plans.

         The Plan will always pay either its regular benefits in full if it is determined to be the Primary Plan (plan primarily responsible for payment) or, if the Plan is determined to be the Secondary Plan, a reduced amount which, when added to the benefits payable by the Primary Plan, will not exceed 100% of Allowable Expenses.

         In no event, however, will payment exceed the maximum benefits payable under this Plan.

PRIMARY PLAN

         Regardless of the rules set forth in other Plans covering persons covered under this Plan, benefits shall be determined according to the following rules in the following order:

         1) The plan not having any Coordination of Benefits provision or Non-Duplication Coverage Exclusion will always be the Primary Plan; or

         2) The plan covering the person as an associate, rather than the plan covering the person as a dependent; or

         3) The plan covering the person as an active associate will always be the Primary Plan while the plan that covers the covered associate who is laid-off or retired will be secondary; this shall also apply to the covered dependents of such associate; or

         4) If a person whose coverage is provided under a right of continuation pursuant to federal or state law also is covered under another plan, the plan covering the person as an associate, member, subscriber or retiree (or as that person's dependent) will be the Primary Plan and the continuation coverage will be secondary; or

         5) The Primary Plan with regard to a dependent child shall be the plan covering the person as a dependent child of the associate (Parent), whose birthday occurs earlier in the calendar year. If both parents have the same birthday, the Primary Plan is the plan that has covered the parent for the longer period of time. However, determination of the Primary Plan with respect to a dependent child according to the associate's birthday method will defer to the other plan in force when the other plan does not follow the birthday method. The following exception for dependent children of separated or divorced parents shall apply:

                  a) If parents are divorced or separated and there is a court decree which establishes financial responsibility for medical, dental, or other health care expenses for the child, the Plan covering the child of the parent who has that responsibility will be primary;

                  b) If there is no court decree, the Plan which covers the child as a dependent of the parent with custody w ill be primary;

                  c) If there is no court decree and the parent with custody has remarried, the order of benefits will be:

                           1)       The Plan of the parent with custody;

                           2) The Plan of the spouse of the parent with custody;

                           3)       The Plan of the parent without custody.

         When the above rules do not apply, the Plan that has covered the person (patient) for the longer period of time will be primary.

ALLOWABLE EXPENSES

         "Allowable Expenses" shall mean any necessary usual, customary and reasonable (UCR) expenses incurred while eligible for benefits under the Plan, part or all of which would be covered under any of the Plans, but not including any expenses contained in the list of General Limitations. "Plan" shall mean any Plan providing benefits or services for or by reason of medical or dental care or treatment that is provided by group insurance, Medicare, no-fault auto insurance or any other employer or government sponsored programs.

         With regard to any covered person eligible to elect Medicare except those described in the next paragraph, Medicare benefits will be considered as having been paid whether or not the covered person has applied for Medicare coverage or submitted a claim for Medicare benefits. It is the covered person's responsibility to apply for and maintain both Part A and Part B Medicare coverage.

         With regard to an actively at work eligible associate age sixty-five
(65) or older, or an eligible covered dependent spouse of an active eligible associate who is within the same age bracket, either of whom has elected in writing to be covered under this Plan, the benefits of this Plan will be primary.

         This Plan shall also be primary for military retirees and their eligible dependents for inpatient hospital charges in military medical hospitals as required by law and in accordance with this Plan. The Claims Administrator shall have the right to request and release any information that is necessary in order to determine the primary plan.

                     AMENDMENT, MODIFICATION OR TERMINATION

         The Plan Administrator reserves the right to amend, modify, or terminate any or all of the provisions of this Plan (including retroactively if necessary or appropriate to meet statutory requirements) at any time. Amendment, modification, or termination, however, shall not adversely affect the right of a covered person to receive reimbursement for medical expenses incurred prior to the date of such amendment, modification or termination.

                               FACILITY OF PAYMENT

         Benefits may be paid directly to the providers of services if a valid assignment of benefits is executed.

         If, in the opinion of the Claims Administrator, a valid release cannot be rendered for the payment of any benefit payable under this Plan, the Claims Administrator may, at his option, make such payment to the individual or individuals as are, in the Claims Administrator's opinion, equitably entitled thereto. In the event of the death of the covered person prior to such time as all benefit payments due him have been made, the Claims Administrator may, at his sole discretion and option, honor benefit assignments, if any, made prior to the death of such covered person.

         Any payment made by the Claims Administrator in accordance with the above provisions shall fully discharge the Plan to the extent of such payment.

                             MEDICAL CASE MANAGEMENT

         Payments for expenses not covered under the Plan that are recommended by a medical case management service shall be reimbursable with the approval of the Plan Sponsor.

                             RIGHT OF REIMBURSEMENT

         In certain circumstances, a covered person (or the covered person's heirs, executor or beneficiaries) may have an obligation to reimburse the Plan for payments made to or on behalf of the covered person. In particular, if the covered person is entitled to any benefits under the Plan as a result of an injury or illness for which he or she has or may have any claim against a third party, except against policies of insurance issued to and in the name of the covered person, then payments made by the Plan are only made on the condition that the Plan will be reimbursed to the extent of any amounts received from such third party. It does not matter whether the amounts received from the third party are as a result of a judgment rendered in a lawsuit, as a settlement of a claim, or otherwise. The obligation to repay the Plan for benefits paid in such a situation is not subject to any offset or reduction because the covered person has had to pay legal fees or other expenses in securing the recovery from the third party. In addition, the Plan's right to be repaid is enforceable regardless of the purpose of the payment by the third party or how it is characterized in any agreement or judgments between the covered person and the third party.

         The Plan's right to be repaid is enforceable regardless of the purpose of the payment by the third party or how it is characterized in any agreement or judgments between the covered person and the third party. In addition, the Plan is entitled to full reimbursement irrespective of the "make whole" doctrine or whether the covered person has been fully compensated for his or her claim.

         By filing a claim for benefits, all covered persons consent to this right of reimbursement and agree to cooperate with the Plan Administrator and the Claims Administrator in any way necessary to enable the Plan to be reimbursed. Before any claims of this sort are paid, the covered person must enter into a written reimbursement agreement with the Claims Administrator, confirming the Plan's right to be reimbursed to the extent of any payments made or to be made under the Plan. In addition, the covered person may not do anything that would prejudice the rights of the Plan to this reimbursement, and the payment of any claims to or on behalf of the covered person may be delayed, withheld, or denied unless the covered person cooperates fully and enters into the requested reimbursement agreement.

                                CLAIMS PROCEDURES

ADVERSE BENEFIT DETERMINATIONS AND APPEAL PROCEDURES

         If a benefit is denied in whole or part, it is considered an Adverse Benefit Determination, as defined. When an adverse benefit determination is made, the claimant will receive written or electronic notification of the following:

         1)       The specific reason(s) for the adverse benefit determination;

         2) Reference to relevant Plan provisions used in making the determination;

         3) A description of additional information necessary for the claimant to perfect the claim and an explanation of why the additional information is necessary;

         4) A description of the Plan's appeal procedures applicable to the claim including any applicable time limits;

         5) The claimant's right to bring a civil action under ERISA 502(a) following exhaustion of an appeal of an adverse benefit determination; and

         6) If the adverse benefit determination reflected was based upon an internal rule, guideline, or protocol, a copy of the rule, guideline, or protocol will be provided free of charge upon written request. Also, if the determination was based on a limitation or exclusion that the treatment was experimental or not medically necessary, an explanation of the scientific or clinical judgment relied upon will be sent free of charge upon written request.

         If the covered person is dissatisfied with a benefit determination, he has 180 days following receipt of an Adverse Benefit Determination to submit a written appeal to the Plan Sponsor. If an appeal relates to an urgent care claim, the covered person will be notified of the benefit determination on review as soon as possible, but not later than 72 hours after receipt of the appeal request. If an appeal relates to a non-urgent pre-service claim, the covered person will be notified of the benefit determination on review not later than 30 days after receipt of the appeal request. If the appeal relates to a post-service claim, the covered person will be notified of the benefit determination on review not later than 60 days after receipt of the appeal request. If a medical professional was consulted for the initial denial, then an independent reviewer must be used for the appeal. The Definitions section contains definitions for adverse benefit determination, urgent care claim, pre-service claim and post-service claim.

         As part of the appeal process, a full and fair review of each claim will be provided on an unbiased basis. Any individual involved in the initial determination may not participate in an appeal of the initial determination. Documents and other information relating to the claim may be submitted. Upon written request (and free of charge), reasonable access to the Plan's documents and information relevant to the appealed claim will also be provided. A covered person may also submit a written appeal of his notice regarding Creditable Coverage applied to reduce any Pre-Existing Conditions Limitation in the Plan. The Creditable Coverage will be reviewed by the Claims Administrator, and a written report will be sent to the Plan Administrator. The Plan Administrator will render a decision within 60 days of the appeal with specific reasons for the conclusions reached.

         The Plan Administrator's decision on the appeal will be final, binding, and conclusive and will be afforded maximum deference permitted by law. All appeal procedures specified in the Plan must be exhausted before any legal action is filed.

PROCEDURES FOR CLAIMING BENEFITS UNDER THE PLAN

FILING FOR HOSPITAL/PHYSICIAN/OTHER MEDICAL EXPENSES

         The participant Identification Card indicates to providers and covered persons how to file a claim. NOTE: CANCELLED CHECKS, BALANCE DUE STATEMENTS, PHOTOCOPIES, FAXES AND PAYMENT RECEIPTS DO NOT CONTAIN SUFFICIENT INFORMATION TO MEET CLAIM-FILING REQUIREMENTS AND CANNOT BE ACCEPTED.

         Complete and current information must be provided for:

         1) Accident or Injury Claims - explain how, when and where the injury occurred and whether any other party was involved or responsible for the accident.

         2) Other Coverage - list the name, address and telephone number of any other coverage or payer that may provide coverage, including but not limited to COBRA, Medicare and any other benefit plan.

         3) Full-time Student - if the Plan provides coverage for full-time students, send a grade card, letter or invoice that proves enrollment when the claim was incurred. Full-time status will be the number of hours stipulated by the accredited university or college per quarter or semester.

         If a covered person or provider needs help filing a claim or information on the benefits provided under the Plan, he may contact the telephone number listed on the Identification Card and speak with a Customer Service Representative.

DECISION ON SUBMITTED CLAIMS/PRE-AUTHORIZED SERVICES

         Claims for benefits are defined as pre-service claims or post-service claims, and the response time may vary according to the type of claim. Pre-service claims may be considered "urgent" or "concurrent". An "adverse benefit determination" includes any decision to deny, reduce, terminate or refuse payment and includes eligibility denials and utilization review decisions. Upon written request, the Plan must explain any internal rules, guidelines or protocols, as well as disclose names of medical professionals that were consulted in the review process.

PRE-SERVICE CLAIM: A pre-service claim requires the covered person to pre-certify, notify or receive approval prior to receiving treatment. The utilization review manager must give notice of the decision at least 15 days after the request for services, with one 15-day extension permitted. An extension is permitted only for reasons beyond control of the Plan and requires the covered person be given written notification before the first 15-day period ends.

   URGENT CLAIM: An urgent claim is a pre-service claim where the covered person's health or life is jeopardized without treatment or which would subject the patient to severe pain if treatment were delayed, as certified by a physician. The utilization review manager must respond to an urgent claim no later than 72 hours following receipt of the claim or, if additional information is required, request it within 24 hours and allow 48 hours for the covered person to respond. The Plan must then notify the claimant of the decision within 48 hours of receiving the additional information. No extensions are permitted.

   CONCURRENT CLAIM: A concurrent claim is a pre-service claim that requires approval over a course of treatment, such as physical therapy. If the care is urgent, the Plan must respond to the covered person within 24 hours. When approved services are to be provided over an extended period of time, the covered person shall be entitled to a review prior to reduction or termination of benefits.

POST-SERVICE CLAIM: A Post-Service claim is any claim that is not a Pre-Service claim. Timely claim filing begins when the Claims Administrator receives a claim with re-priced information from any participating Network, if applicable. The Plan must give notice of approval within 30 days after a post-service claim is received. A post-service claim also allows a 15-day extension for reasons beyond Plan control if proper notice is given prior to the end of the first 30-day period.

ALL DAYS MENTIONED IN THIS SECTION REFER TO "CALENDAR DAYS". ALL CLAIMS FOR BENEFITS MUST BE SUBMITTED WITHIN TWELVE (12) MONTHS FROM THE INCURRED DATE OF SERVICE TO BE ELIGIBLE FOR BENEFITS UNDER THIS PLAN.